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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement of BUCA, Inc. and Subsidiaries (the Company) on Form S-3 of our report dated January 21, 2000 (March 3, 2000 as to Note 3), appearing in the Annual Report on Form 10-K of the Company for the year ended December 26, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche LLP


Minneapolis, Minnesota
March 12, 2001